EXHIBIT 10.8
[This Agreement now between Curtis Circulation Company and Princeton Publishing, Inc., as assignee of the addressees listed below.]

CURTIS CIRCULATION COMPANY
Dennis F. Porti, Director, Client Services/Business Development

August 5, 1992

Scott Magazine Distribution Corp.
Leemar Publishing, Inc.
Adult Movie Review, Inc.
J.Q. Adams, Inc.
Focus Publishing Limited
John T. Edwards, Ltd.
Laurant Publishing, Ltd.
519 8th Avenue
New York, NY  10018

Attn: Mr. Henry McQueeney

Dear Hank:

     The Distribution Agreement ("DA") executed April 14, 1990, as amended November 20, 1990, October 28, 1991, December 10, 1991, and February 24, 1992, between Curtis Circulation Company ("Curtis") and Scott Magazine Distribution Corp., Leemar Publishing, Inc., Adult Movie Review, Inc., J. Q. Adams, Inc., Focus Publishing Limited, and John T. Edwards, Ltd., ("Publisher"), is herein amended as follows:

     (1) Laurant Publishing Ltd. is herein added to the DA, as previously amended, with all the rights, conditions, and obligations of the DA as amended, and is included to the description "Publisher".

     (2) The distribution fees for "Oui", "Oui" specials and "Oui" digests will be as follows:

                              DISTRIBUTION
                              FEE AS A
                              % TO COVER          UNIT SALES AT
PUBLICATION                   ALL COPIES SOLD     ANNUAL RETAIL $

Oui                              6%               $0 - $2,750,000
                                 7%               $2,750,001 - $3,500,000
                                 8%               $3,500,001 +

Oui specials                     6%
Oui digests                      6%

     The distribution fee shall be adjusted on an annual basis, and the calculation will include every copy sold at the highest distribution fee of retail per the third column above, to apply to all Laurant Publishing Ltd. titles, with the distribution fee as a % to retail determined by the level of net sales at retail achieved by the title "Oui".

Example: If annual unit sales at retail for "Oui" are $4,000,000, the distribution fee would be 8% X $4,000,000 for "Oui" and 8% for all Laurant Publishing Ltd. titles.

     (3) The estimated net sale ("ens") to be used to calculate payments for "Oui", "Oui" digests will be based upon historical results, and will not be calculated based upon the new title provision of the DA.

     (4) All international and direct distribution for "Oui", "Oui" specials and "Oui" digests will be exclusively distributed by Curtis. Curtis reserves the right to refuse direct accounts at Curtis' discretion.

     (5) The initial distribution for the Laurant Publishing, Ltd. titles by Curtis will be as follows:

     "Oui" US/Canada    -    December, 1992 Issue
     "Oui" Foreign      -    December, 1992 Issue
     "Oui" Digests      -    December, 1992 Issue
     "Oui" Specials     -    December, 1992 Issue

     (6) Provided that provisions (1) through (5) are consummated or apparently are or will be consummated, Curtis will issue a Super Advance (as defined in the Amendment to the DA, dated November 20, 1990), to the Publisher in the amount of $175,000 at the on sale date of the first issue of "Oui" to be distributed by Curtis.

     Publisher will sign a UCC-1 form and a Security Interest Agreement, to be recorded in the state of Now York prior to the transfer of said Super Advance, naming Curtis as the secured party in the Publisher's receivable from Curtis, and all of the Publisher's right, title and interest in and to the trademarks, logos, licenses, and title to the publications of "Oui", "Oui" specials and "Oui" digests.

     Said Super Advance will be repaid, commencing six months after the on sale date of the December 1992 issue of "Oui", in thirty (30) consecutive equal monthly installments of $5,833.33, together with interest on the unpaid balance, at 1% over the prime rate of interest established from time to time by Chemical Bank, N.A. Curtis may, at any time, deduct installments of the Super Advance and the interest thereon from any payments or advances due to the Publisher under the Distribution Agreement. Interest due, until the first installment of principal is paid, will be deducted from funds due to the Publisher on a monthly basis.

     Please sign and date the attached to indicate your consent to the terms set forth herein and your willingness to be legally bound by said terms.

                                             Sincerely,
                                             /s/ Dennis F. Porti
                                             Dennis P. Porti

ADULT MOVIE REVIEW, INC.

by: /s/ Henry McQueeney, Pres.

LEEMAR PUBLISHING, INC.

by: /s/ Henry McQueeney, Pres.

FOCUS PUBLISHING, LIMITED

by: /s/ Henry McQueeney, Pres.

SCOTT MAGAZINE DISTRIBUTION CORP.

by: /s/ Henry McQueeney, Pres.

J.Q. ADAMS, INC.

by: /s/ Henry McQueeney, Pres.

JOHN T. EDWARDS, LTD.

by: /s/ Henry McQueeney, Pres.

LAURANT PUBLISHING, LTD.

by: /s/ Henry McQueeney, Pres.

CURTIS CIRCULATION COMPANY
by: /s/
Executive V.P.

Date: 8/17/92